UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 25, 2013

PCM, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-25790	95-4518700
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

1940 E. Mariposa Ave.

El Segundo, California  90245

 (Address of Principal Executive Offices) (Zip Code)

(310) 354-5600

(Registrant’s telephone number,

including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This current report on Form 8-K/A is being filed as an amendment to the current report on Form 8-K filed by PCM, Inc. (the “Company”) with the Securities and Exchange Commission on July 26, 2013 (the “Original Form 8-K”). The Original Form 8-K reported the final voting results of the Company’s Annual Meeting of Stockholders held on July 25, 2013 (the “Annual Meeting”). The sole purpose of this amendment is to disclose the Company’s decision regarding how frequently it will conduct future stockholder advisory votes to approve the compensation of the Company’s named executive officers. No other changes have been made to the Original Form 8-K.

Item 5.07              Submission of Matters to a Vote of Security Holders

As previously reported in the Original Form 8-K, the Company’s stockholders conducted a non-binding advisory vote regarding the frequency of stockholder approval of the compensation of named executive officers. Among the options presented to stockholders (every year, every 2 years or every 3 years), the greatest number of votes were cast in favor of holding an advisory vote regarding the compensation of named executive officers every three years, which was also the frequency recommended to the stockholders by the Company’s Board of Directors. After considering the results of the stockholder advisory vote, the Company’s Board of Director has determined that the frequency for which the Company should include an advisory vote regarding the compensation of its named executive officers in its future proxy statements for stockholder consideration shall be every three years, until the next required vote on the frequency of such an advisory vote.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PCM, INC.
(Registrant)

Date: December 3, 2013	By:	/s/Brandon H. LaVerne
Brandon H. LaVerne Chief Financial Officer

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